                                                                 EXHIBIT 11 (a)

                                                  MRL, INC.
                              COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES

                                             FISCAL 1996 PERIOD
                                                                 DAYS
                                                                MAIN-                         WEIGHTED
                          DATE           BALANCE                TAINED    SHARE DAYS           AVERAGE
Common shares
outstanding             02/01/95        2,585,694                 41     106,013,454
                        03/14/95        2,685,694                 48     128,913,312
                                                                  --     ------------
                                                                  89     234,926,766

Weighted average
number of shares,
three months ended
April 30, 1995                                                                               2,639,627
                                                                                             =========

                                             FISCAL 1995 PERIOD

Common shares
outstanding             02/01/94        2,585,694                 89     230,126,766


Weighted average
number of shares,
three months ended
April 30, 1994                                                                               2,585,694
                                                                                             =========

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